EXHIBIT 10(b)

           AMENDMENT TO PURCHASE AND SALE, CANCELLATION AND RECEIPT
                   OF PAYMENT OF PURCHASE SALE INSTALLMENTS
                  AND RELEASE OF MORTGAGE, CHATTEL MORTGAGES
                               AND PROHIBITIONS

                           COMPANIA MINERA EL BRONCE

IN SANTIAGO, CHILE, on August 30, 1996, before me, MARIA GLORIA ACHARAN TOLEDO, Chilean, lawyer, national identification card No. 5,575,365-2, Notary Public of the forty second Notary of this Municipality, with office at No. 259, Teatinos St., there appear Mr. HOMERO CALLEJAS MOLINA, Chilean, maried, mining industrial, identification card No. 3,172,848-7, and Mr. MAXIMILIANO
CALLEJAS CALLEJAS, Chilean, married, mining industrial, identification card No. 3,172,853-3, and Mr. PAULINO NOEMI CALLEJAS< Chilean, maried, commercil engineer, identification card No. 3,173,026-0, all on behalf of COMPANIA MINERA EL BRONCE, all domiciled at No. 240 Carmencita St. of this city, the appearing parties of legal age; and Mr. HECTOR ARAYA MUNOZ, Chilean, married, civil engineer, identification card No. 4,060,514-2, on behalf of COMPANIA MINERA CDE EL BRONCE, both domiciled at No. 133, La Gloria of this city, the appearing parties of legal age, who have evidenced their identity with the aforementioned cards and state:

FIRST: By public deed delivered in this Notary on October 24, 1994, Compania Minera El Bronce and Compania Minera CDE El Bronce entered into a Purchase Sale Agreement for Mining claims, concessions, manifestations, petitions and mining shares, and of property, installations, machinery,

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equipment and assets that form part of the  Mine-Plant  Complex El Bronce,  of
Petorca. According to the fourth clause of such deed, Compania Minera CDE El Bronce must pay to Compania Minera El Bronce the price stipulated in the purchase sale agreement in five installments, indicated in letters a), b), c)
d) and e).

SECOND: Mr. Hector Araya Munoz, on behalf of Compania Minera CDE El Bronce, and the representatives of Compania Minera El Bronce identified hereinabove in this public deed, state that on this same date and before the same Notary they have executed a purchase and sale contract by means of which Compania Minera El Bronce has sold and transferred all its shares in Compania Minera CDE El Bronce to CDE Chilean Mining Corporation and to Coeur d'Alene Mines Corporation, and in such same instrument they have stated that they deem as fulfilled the contract of irrevocable option to purchase shares executed between Compania Minera El Bronce and CDE Chilean Mining Corporation by means of public deed of October 24, 1994 before this same Notary Public. As a consequence of the above, the parties agree to modify clause four of the purchase and sale contract identified in clause first of this instrument, amending the form of payment of the fifth installment of payment of price established in paragraph 3) of said clause four as its payment was to be made in the form established in the irrevocable option contract, which form the parties agree to leave without effect, and, instead the parties hereby agree that the payment of the fifth installment shall be made in this act, in cash. Consequently, the parties agree to replace the entire text of said paragraph
3) of clause four by the following: "e)

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With the amount of  US$6,991,639,  which  shall be paid no later than July 25,
1997"

THIRD: Compania Mineral El Bronce states that on this date it has received to its full satisfaction from the attesting Notary, who in turn has received it from Compania Minera CDE El Bronce, the full and actual payment of the fourth and fifth installments of price indicated under letters d) and e) in the fourth clause of the purchase-sale agreement identified in the preceding clause, installment which amounts to the equivalent in national currency of three million eight hundred and sixty six thousand seven hundred dollars of the United States of America, and the equivalent in national currency of US$6,991,639 through the delivery of a sight bank draft. This sum corresponds to the equivalent in legal national currency of the aforementioned amount according to the "observed dollar" exchange rate established by the Central Bank of Chile in effect on the business day prior to the date of payment.

FOURTH: Compania Minera El Bronce, states that prior to this date it has received, to his full satisfaction the first three installments of the price of the purchase-sale identified in the first clause above, that it is to say, the installments corresponding to letters a,b and c of the fourth clause of the aforementioned purchase sale deed.

FIFTH: Compania Minera El Bronce, states that having received the payment of the five installments of the price of the purchase sale identified in the first clause hereof, the null price of such purchase sale is considered paid, stating that nothing is owed to Compania Minera El Bronce

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and that the latter has no claim to make or action to take with respect to the same purchase sale or any other reason.

SIXTH: Compania Minera El Bronce, having received the payment referred to in this instrument, hereby releases the mortgage, chattel mortgages, without conveyance and prohibitions set up to Compania Minera CDE El Bronce in favor of Compania Minera El Bronce to guarantee to the latter of the payment of all and each one of the installments of the balance of the price of the purchase sale and of the rest of the obligations contracted in the purchase sale agreement to which reference is made in the first clause hereof, mortgage chattel mortgages without conveyance and prohibitions that were set up by public deed delivered on October 24, 1994 before the attesting Notary and where the assets given in this act. (Identification of released assets follows in the Spanish version of this clause).

SEVENTH: The bearer of a certified copy of this deed is authorized to request the publications and registrations, subregistrations and annotations in the registers and publications that my be pertinent. In witness whereof and after reading, the appearing parties sign. Copy is given. Attest.

         COMPANIA MINERA EL BRONCE

         --------------------------------
         HOMERO CALLEJAS MOLINA


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         --------------------------------
         MAXIMILIANO CALLEJAS CALLEJAS


         --------------------------------
         PAULINO NOEMI CALLEJAS


         --------------------------------
         COMPANIA MINERA CE EL BRONCE


         --------------------------------
         Hector Araya Munoz

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